EXHIBIT 99.1

For details contact:
Monique Elwell
Phone (720)283-6135
E-mail: ir@udrt.com
www.udrt.com

PRESS RELEASE
For Immediate Release

UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
THIRD QUARTER RESULTS

RICHMOND, VA. (October 25, 2004) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $50.7 million, or $0.35 per share (diluted), for the quarter ended September 30, 2004. Those results included a charge of $0.04 per share (diluted) related to hurricane damage. For the same period a year ago, the Company reported FFO of $53.1 million, or $0.38 per share (diluted.) Excluding the charge, the Company’s FFO per share (diluted) was $0.39 for the quarter ended September 30, 2004.

Thomas W. Toomey, President and Chief Executive Officer stated, “We see many signs that revenues have turned the corner. Occupancy increased 90 basis points and concessions per new resident decreased 10% resulting in the first year-over-year increase in Same Community Revenues in eight quarters. On a sequential basis, occupancy has increased 30 basis points, rent per occupied home has increased 0.4% and concessions per move-in has decreased 16%.”

Highlights

•	Acquired 11 communities and under contract to purchase 11 more totaling $896 million;

•	Sold three communities and under contract to sell eight more totaling $173 million;

•	Issued $100 million of 5.0% senior unsecured notes due January 2012; and

•	Issued $25 million of 4.3% senior unsecured notes due July 2007.

Portfolio Operating Performance and Same Community Results

During the third quarter, 68,456 apartment homes, or 88% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Same Community Results, Year/Year
($ in thousands, except monthly rent)

	3rd Qtr '04	3rd Qtr '03	% Change
Rent and other income	$148,106	$146,334	1.2%
Concessions	4,376	4,281	2.2%
Bad debt	745	945	-21.2%
Total income	142,985	141,108	1.3%
Expenses	56,044	53,898	4.0%
Net operating income	86,941	87,210	-0.3%

Avg. monthly collections per occupied home	$711	$711	—
Avg. monthly reimbursements per occupied
home	29	26	11.2%
Avg. physical occupancy	94.0%	93.1%	90 bps
Operating margin	60.8%	61.8%	-100 bps
Annualized resident turnover rate	71.0%	73.7%	-270 bps
Resident credit loss, % of effective rent	0.5%	0.7%	-20 bps

Same Community represents 41 markets, of which 28 markets, or 68%, generated positive Same Community revenue growth and 22 markets, or 54% generated positive Same Community NOI when compared to the prior year.

Same Community Results, Quarter/Quarter
($ in thousands, except monthly rent)

	3rd Qtr '04	2nd Qtr '04	% Change
Rent and other income	$148,106	$147,523	0.4%
Concessions	4,376	4,251	2.9%
Bad debt	745	921	-19.1%
Total income	142,985	142,351	0.4%
Expenses	56,044	55,107	1.7%
Net operating income	86,941	87,244	-0.3%

Avg. monthly collections per occupied home	$711	$709	0.3%
Avg. monthly reimbursements per occupied
home	29	30	-0.4%
Avg. physical occupancy	94.0%	93.7%	30 bps
Operating margin	60.8%	61.3%	-50 bps
Annualized resident turnover rate	71.0%	66.2%	480 bps
Resident credit loss, % of effective rent	0.5%	0.6%	-10 bps

Same Community represents 41 markets, of which 23 markets, or 56%, generated positive Same Community revenue growth and 18 markets, or 44%, generated positive Same Community NOI growth when compared to the prior quarter.

Portfolio Repositioning

The Company acquired 11 communities during the quarter, including seven communities in the Essex transaction, and is currently under contract to purchase 11 more totaling $896 million (averaging $145,217 per home.) These transactions represent a blended capitalization rate of 5.7% using forward twelve months of operations and a reserve for capital expenditures ranging from $270 to $450 per home. The second tranche of the Essex portfolio is scheduled to close by the end of October.

At the end of the third quarter, the Company sold two communities and is under contract to sell nine more for a total of $173 million (averaging $49,147 per home) at a blended capitalization rate of 7.5% using trailing twelve months of operations less an actual capital expenditure reserve of $470 per home and an implied management fee.

For more details on the Company’s acquisition and disposition activities, see our press release dated September 7, 2004.

“The transactions detailed above represent the culmination of three years of portfolio repositioning that has reduced the number of overall markets and increased the Company’s presence in higher-growth markets. As a result, California, Florida and Metropolitan D.C. should represent approximately half of the Company’s projected 2005 NOI,” stated W. Mark Wallis, Senior Executive Vice President, Strategy, Legal, Acquisitions, Dispositions & Development.

Financing Activities

In October, the Company issued $100 million of 5.0% senior unsecured notes due January 15, 2012 at spread of 123 basis points and $25 million of 4.3% senior unsecured notes due July 1, 2007 at spread of 100 basis points. The net proceeds from these debt issuances reduced the Company’s variable rate debt from 32% at the end of the third quarter to 27% on a pro-forma basis.

Earnings Guidance

United Dominion believes that the financial results for 2004 and 2005 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. The Company’s guidance for the fourth quarter 2004 FFO is $0.38 to $0.39 per share (diluted) and $1.50 to $1.51 per share (diluted) for the full year 2004. The Company’s guidance for 2005 FFO for the full year is $1.57 to $1.70 per share (diluted). All guidance is based on the current expectations and judgment of the Company’s management team.

Detailed assumptions for the Company’s 2005 guidance can be found on our website at www.udrt.com.

A reconciliation of the range provided for projected 2004 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2004		2005
	High-	Low-	High-	Low-
	end	end	end	end
Funds From Operations(1)	$1.51	$1.50	$1.70	$1.57
Conversion to GAAP Share Count (2)	0.21	0.20	0.22	0.21
Minority Interest of OP Unit Holders (2)	(0.02)	(0.04)	(0.02)	(0.04)
Depreciation (3)	(1.35)	(1.23)	(1.58)	(1.48)
Gains (3)	0.27	0.35	0.15	0.30
Preferred Dividends	(0.07)	(0.07)	(0.07)	(0.07)
Premium on Preferred Stock Conversions	(0.05)	(0.05)	—	—

Expected Earnings Per Share	$0.50	$0.66	$0.40	$0.49

(1) The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.
(2) Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.
(3) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information

The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:

www.udrt.com/resources/files/Investor_Relations/3Q2004.pdf

Conference Call Information

Date: October 26, 2004
Time: 1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 800-218-0530
International: 303-262-2125
If you have any questions, please contact: Karen Droba
Phone: 312-640-6770
E-mail: kdroba@financialrelationsboard.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11007390
The playback can be accessed until January 25, 2005 at midnight EST.

Webcast:
 The conference call will also be available on UDR’s website at www.udrt.com and at www.fulldisclosure.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a 32-year history during which it has raised the dividend each of the last 28 years. United Dominion is included in the S&P MidCap 400 Index. The Company currently owns 77,088 apartment homes and has 1,287 homes currently under development. Additional information about United Dominion may be found on its Web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments may not achieve anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended	Nine Months Ended
September 30,	September 30,
In thousands, except per share amounts	2004	2003	2004	2003
Rental income	$155,136	$141,863	$455,217	$418,760
Rental expenses:
Real estate taxes and insurance	17,271	16,047	53,910	48,146
Personnel	17,176	15,007	48,380	42,554
Utilities	9,864	8,819	28,218	25,156
Repair and maintenance	10,650	9,008	29,716	26,425
Administrative and marketing	5,568	5,210	16,286	15,424
Property management	4,413	4,252	13,163	12,631
Other operating expenses	289	302	850	912

65,231	58,645	190,523	171,248
Non-property income	807	307	2,213	703
Other expenses:
Real estate depreciation and amortization	43,818	38,235	126,239	110,509
Interest	29,990	27,844	88,218	89,016
General and administrative	3,853	5,526	13,235	16,133
Hurricane related expenses	5,503	—	5,503	—
Impairment loss on investments	—	1,392	(B)	—	1,392
Other depreciation and amortization	836	780	2,590	2,250

84,000	73,777	235,785	219,300
Income before minority interests and discontinued operations	6,712	9,748	31,122	28,915
Minority interests of outside partnerships	(52)	—	(166)	(614)
Minority interests of unitholders in operating partnerships	10	(145)	(698)	(88)

Income before discontinued operations, net of minority interests	6,670	9,603	30,258	28,213
Income from discontinued operations, net of minority interests (including gain on sales) (A)	21,146	10,841	41,380	21,156

Net income	27,816	20,444	71,638	49,369
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(8,733)	(8,733)
Distributions to preferred stockholders — Series D (Convertible)	(1,045)	(3,053)	(3,125)	(10,482)
Distributions to preferred stockholders — Series E (Convertible)	(1,138)	(1,138)	(3,413)	(1,365)
Premium on preferred stock conversions	(1,562)	(12,100)	(4,687)	(18,350)

Net income available to common stockholders	$21,160	$1,242	$51,680	$10,439

Earnings per weighted average common share — basic:
Income/(loss) from continuing operations available to common stockholders, net of minority interests	$0.00	($0.08)	$0.08	($0.10)
Income from discontinued operations, net of minority interests	$0.17	$0.09	$0.33	$0.19
Net income available to common stockholders	$0.17	$0.01	$0.41	$0.09
Earnings per weighted average common share — diluted:
Income/(loss) from continuing operations available to common stockholders, net of minority interests	$0.00	($0.08)	$0.08	($0.10)
Income from discontinued operations, net of minority interests	$0.17	$0.09	$0.32	$0.19
Net income available to common stockholders	$0.17	$0.01	$0.40	$0.09
Common distributions declared per share	$0.2925	$0.2850	$0.8775	$0.8550
Weighted average number of common shares outstanding — basic	127,182	116,350	127,099	112,252
Weighted average number of common shares outstanding — diluted	128,197	116,350	128,063	112,252

(A) Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at September 30, 2004.

(B) Represents the write-off of the Company’s investment in Realeum, Inc., an unconsolidated development joint venture created to develop web-based solutions for multi-family property and portfolio management.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2004	2003	2004	2003
Net income	$27,816	$20,444	$71,638	$49,369
Adjustments:
Distributions to preferred stockholders	(5,094)	(7,102)	(15,271)	(20,580)
Real estate depreciation and amortization, net of outside partners’ interest in 2003	43,818	38,235	126,239	110,074
Minority interests of unitholders in operating partnership	(10)	145	698	88
Real estate depreciation related to unconsolidated entities	70	52	207	137
Discontinued Operations:
Real estate depreciation	669	2,856	4,394	9,679
Minority interests of unitholders in operating partnership	1,439	686	2,815	1,338
Net gain on sale of depreciable property	(20,220)	(7,215)	(35,239)	(8,149)

Funds from operations (“FFO”) — basic	$48,488	$48,101	$155,481	$141,956

Distribution to preferred stockholders — Series D and E (Convertible)	2,183	4,191	6,538	11,847

Funds from operations — diluted	$50,671	$52,292	$162,019	$153,803

Gains on the disposition of real estate developed for sale (A)	—	812	—	812

FFO with gains on the disposition of real estate developed for sale — diluted	$50,671	$53,104	$162,019	$154,615

Weighted average number of common shares and OP Units outstanding — basic	135,859	124,892	135,780	119,855
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	145,168	140,424	145,038	134,870
FFO per common share — basic	$0.36	$0.39	$1.15	$1.18

FFO per common share — diluted	$0.35	$0.37	$1.12	$1.14

FFO per common share with gains on real estate developed for sale — diluted	$0.35	$0.38	$1.12	$1.15

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

For the three and nine months ended September 30, 2004, distributions to preferred stockholders exclude $1.6 million and $4.7 million, respectively, related to a premium on preferred stock conversions.

(A)See Attachment 2(A) for further discussion.

Attachment 2(A)

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS (continued)
(Unaudited)

The following is a reconciliation of GAAP gains from the disposition of real estate developed for sale to gross gains from the disposition of real estate developed for sale.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands	2004	2003	2004	2003
GAAP gains from the disposition of real estate developed for sale	$—	$1,249	$—	$1,249
Less: accumulated depreciation	—	(437)	—	(437)

Gains from the disposition of real estate developed for sale	$—	$812	$—	$812

Gains from the disposition of real estate investments developed for sale is defined as net sales proceeds less a tax provision (such development by REITs must be conducted in a TRS) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on real estate developed for sale to be a meaningful supplemental measure of performance because of the short-term use of funds to produce a profit which differs from the traditional long-term investment in real estate for REITs.

Attachment 3

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
In thousands, except share and per share amounts	2004	2003
ASSETS
Real estate owned:
Real estate held for investment	$4,595,713	$4,039,411
Less: accumulated depreciation	(959,095)	(834,209)

	3,636,618	3,205,202
Real estate under development	60,062	29,715
Real estate held for disposition (net of accumulated depreciation of $20,604 and $62,421)	106,956	220,004

Total real estate owned, net of accumulated depreciation	3,803,636	3,454,921
Cash and cash equivalents	1,988	4,824
Restricted cash	6,454	7,540
Deferred financing costs, net	21,263	21,425
Investment in unconsolidated development joint venture	607	1,673
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	—	14,447
Notes receivable	15,604	13,000
Other assets	40,987	25,256
Other assets — real estate held for disposition	609	557

Total assets	$3,891,148	$3,543,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,070,769	$1,018,028
Unsecured debt	1,448,955	1,114,009
Real estate taxes payable	34,992	30,789
Accrued interest payable	17,814	12,892
Security deposits and prepaid rent	23,235	22,336
Distributions payable	42,986	40,623
Deferred gain on sale of depreciable property	4,040	—
Accounts payable, accrued expenses, and other liabilities	45,374	44,913
Other liabilities — real estate held for disposition	39	2,411

Total liabilities	2,688,204	2,286,001
Minority interests	86,837	94,206
Stockholders’ equity
Preferred stock, no par value; $25 liquidation preference,
25,000,000 shares authorized;
5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding
(5,416,009 shares in 2003)	135,400	135,400
2,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (2,000,000 shares in 2003)	48,958	44,271
3,425,217 shares of 8.00% Series E Cumulative Convertible issued and outstanding (3,425,217 shares in 2003)	56,893	56,893
Common stock, $1 par value; 250,000,000 shares authorized 127,818,582 shares issued and outstanding (127,295,126 shares in 2003)	127,819	127,295
Additional paid-in capital	1,466,268	1,458,983
Distributions in excess of net income	(712,115)	(651,497)
Deferred compensation — unearned restricted stock awards	(7,116)	(5,588)
Notes receivable from officer-stockholders	—	(459)
Accumulated other comprehensive loss, net	—	(1,862	) (A)

Total stockholders’ equity	1,116,107	1,163,436

Total liabilities and stockholders’ equity	$3,891,148	$3,543,643

     (A) Represents net unrealized loss on derivative instrument transactions.